                                    EXHIBIT 2

                         TCW/CRESCENT WARRANT AGREEMENT


      This TCW/CRESCENT WARRANT AGREEMENT (this "AGREEMENT") is made as of August 14, 2000, by and among the TCW/Crescent Lenders (as defined herein) and Synagro Technologies, Inc., a Delaware corporation (the "COMPANY"). Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in SECTION 5A hereof.


      WHEREAS, the Company, the GTCR Lender (as defined therein) and the TCW/Crescent Lenders have entered into an Amended and Restated Senior Subordinated Loan Agreement, dated as of the date hereof (as the same shall be modified, amended and supplemented from time to time, the "LOAN AGREEMENT");


      WHEREAS, pursuant to the Loan Agreement, the TCW/Crescent Lenders will make a loan to the Company on the date hereof in the principal amount of $26,379,992.75 (the "AUGUST 2000 LOAN") and, subject to the terms and conditions of the Loan Agreement, may make or arrange for loans to the Company from time to time after the date hereof (each a "SUBSEQUENT LOAN", and together with the August 2000 Loan, the "LOANS") up to an aggregate principal amount (excluding the August 2000 Loan) of $36,120,007.25 (the "AGGREGATE SUBSEQUENT LOAN AMOUNT");


      WHEREAS, as an inducement and partial consideration to the TCW/Crescent Lenders to enter into the Loan Agreement and to make the Loans, the Company has agreed to (i) issue to the TCW/Crescent Lenders on the date hereof warrants (the "AUGUST 2000 WARRANTS") representing the right to purchase, in the aggregate, the August 2000 Warrant Shares from the Company and (ii) issue to the TCW/Crescent Lenders on the date of each Subsequent Loan warrants (each a "SUBSEQUENT WARRANT", and together with the August 2000 Warrant, the "WARRANTS") representing the right to purchase, in the aggregate, Subsequent Warrant Shares from the Company, in each case pursuant to the terms and conditions of this Agreement and in the form of EXHIBIT A attached hereto; and


      WHEREAS, the Company has authorized the issuance of the Warrants to the TCW/Crescent Lenders pursuant to the terms and conditions of this Agreement and each such Warrant.

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. ISSUANCE OF WARRANTS; CLOSINGS.

            1A.   AUGUST 2000 CLOSING. The issuance of the August 2000 Warrants to the TCW/Crescent Lenders (the "AUGUST 2000 CLOSING") shall take place simultaneously with the closing of the August 2000 Loan pursuant to the Loan Agreement. The date of the August 2000 Closing is hereinafter referred to as the "AUGUST 2000 CLOSING DATE."

            1B.   ISSUANCE OF AUGUST 2000 WARRANTS. At the August 2000 Closing,
the Company shall issue to the TCW/Crescent Lenders the August 2000 Warrants representing the right to purchase, in the aggregate, the August 2000 Warrant Shares. The August 2000 Warrants shall be exercisable immediately upon issuance thereof, and the TCW/Crescent Lenders may exercise all or any portion of the August 2000 Warrants at any time and from time to time thereafter.

            1C.   SUBSEQUENT CLOSINGS. The issuance of each Subsequent Warrant to the TCW/Crescent Lenders (each a "SUBSEQUENT CLOSING") shall take place simultaneously with the closing of each Subsequent Loan. The date of each Subsequent Closing is hereinafter referred to as a "SUBSEQUENT CLOSING DATE").

            1D.   ISSUANCES OF SUBSEQUENT WARRANTS. At each Subsequent Closing in which a purchase of Convertible Preferred Stock will be made concurrently with such Subsequent Closing pursuant to the Preferred Stock Purchase Agreement, the Company shall issue to the TCW/Crescent Lenders Subsequent Warrants representing the right to purchase a number of Subsequent Warrant Shares equal to the product of:

      (I)   (X) the result of

                  (1) the aggregate number of shares of Convertible Preferred Stock being purchased pursuant to the Preferred Stock Purchase Agreement by all Purchasers (as defined in the Preferred Stock Purchase Agreement) at such Subsequent Closing,

                  DIVIDED BY

                  (2) 1.00 MINUS the product of (a) 12.5% and (b) the ratio of
                  (i) the aggregate Loans being made by all of the Lenders at such Subsequent Closing pursuant to the Loan Agreement over
                  (ii) the aggregate dollar amount of all Convertible Preferred Stock being purchased by all of the Purchasers pursuant to the Preferred Stock Purchase Agreement at such Subsequent Closing,

            MINUS

            (Y) the aggregate number of shares of Convertible Preferred Stock being purchased by all of the Purchasers pursuant to the Preferred Stock Purchase Agreement at such Subsequent Closing,

      MULTIPLIED BY

      (II) the aggregate dollar amount of all Loans being made at such Subsequent Closing by the TCW/Crescent Lenders divided by the aggregate dollar amount of all Loans being made at such Subsequent Closing by all of the Lenders at such Subsequent Closing.

At each Subsequent Closing in which a purchase of Convertible Preferred Stock will not be made concurrently with such Subsequent Closing pursuant to the Preferred Stock Purchase Agreement, the Company shall issue to the TCW/Crescent Lenders Subsequent Warrants representing the right to purchase a number of Subsequent Warrant Shares to be mutually agreed between the Company and the TCW/Crescent Lenders at the time of such Subsequent Closing.

If the Purchasers (as defined in the Preferred Stock Purchase Agreement) purchase additional Convertible Preferred Stock from the Company to meet a Funding Obligation (as defined in the Preferred Stock Purchase Agreement) then the Company shall issue to the TCW/Crescent Lenders Subsequent Warrants concurrently with such purchase representing the right to purchase a number of Subsequent Warrant Shares equal to the TCW/Crescent Allocation.

For purposes hereof, the "TCW/CRESCENT ALLOCATION" means a number of shares of Convertible Preferred Stock which are convertible into a number of shares of the Company's common stock, par value $.002, per share (the "COMMON STOCK"), equal to (I) (a) 0.028 MULTIPLIED BY (b) the aggregate number of shares of the Company's Common Stock outstanding on a fully-diluted basis (i.e., assuming the conversion of all of the outstanding Convertible Preferred Stock, the exercise of all outstanding options for the purchase of Common Stock and the exercise of all outstanding warrants for the purchase of Common Stock and the conversion of all Convertible Preferred Stock issuable upon exercise of the Company's warrants or options) as of the close of business on the August 2000 Closing PLUS the number of shares of Common Stock issuable upon conversion of all of the New Shares PLUS the number of shares of Common Stock issuable upon conversion of an amount of Convertible Preferred Stock equal to the Total Funding Letter Catch Up Amount MINUS (II) 1,516,318.

For purposes hereof, the "TOTAL FUNDING LETTER CATCH UP AMOUNT" means a number of shares of Convertible Preferred Stock equal to the result of (I) (A) (x) the aggregate number of shares of Convertible Preferred Stock to be purchased pursuant to the Preferred Stock Purchase Agreement to meet the Funding Obligation (the "NEW SHARES") PLUS 7,445.301 DIVIDED BY (y) 1.00 MINUS the New Ratio MINUS (B) the New Shares MINUS (II) 7,445.301.

For purposes hereof, the "NEW RATIO" means the ratio of (i) the aggregate outstanding Loans made by all of the Lenders pursuant to the Loan Agreement as of the close of business on the August 2000 Closing OVER (ii) the aggregate purchase price paid for all of the Convertible Preferred Stock purchased pursuant to the Preferred Stock Purchase Agreement by all of the Purchasers (as defined in the Preferred Stock Purchase Agreement) as of the close of business on the August 2000 Closing PLUS the aggregate dollar amount of all New Shares to be purchased pursuant to the Preferred Stock Purchase Agreement to meet the Funding Obligation.

For purpose of the GTCR Warrant Agreement (as defined in the Loan Agreement), the "GTCR ALLOCATION" means a number of shares of Convertible Preferred Stock equal to the Total Funding Letter Catch Up Amount MINUS the TCW/Crescent Allocation.

            1E.   ALLOCATION OF WARRANT SHARES. Notwithstanding anything to the contrary herein, the aggregate amount of Warrant Shares, including the August 2000 Warrant Shares, to which the TCW/Crescent Lenders are collectively entitled hereunder, shall be allocated among the TCW/Crescent Lenders by the issuances of Warrants in accordance with the allocation percentage opposite to each TCW/Crescent Lender's name under the heading "TCW/Crescent Lender Allocations" on the "SCHEDULE OF TCW/CRESCENT ALLOCATIONS" attached hereto. For the avoidance of doubt, in connection with each grant of Warrants hereunder, a separate Warrant shall be issued to each TCW/Crescent Lender representing their allocation of the aggregate Warrant Shares being granted at the time of such grant.

      SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE Company. As of the August 2000 Closing, and as of each Subsequent Closing, the Company represents and warrants to the TCW/Crescent Lenders as follows:

            2A.   GOOD STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

            2B.   AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has all
requisite corporate power and authority to enter into and perform this Agreement and to issue and deliver the Warrants to the TCW/Crescent Lenders. The execution, delivery and performance by the Company of this Agreement, including the issuance and delivery of the Warrants to the TCW/Crescent Lenders, have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and is a legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms (except as may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights).

            2C.   NO CONFLICT OR Violation. The execution and delivery of this
Agreement by the Company, the performance by the Company of its obligations hereunder and the issuance and delivery of the Warrants to the TCW/Crescent Lenders does not and will not conflict with or result in a violation of (i) the charter or bylaws of the Company or (ii) any agreement, instrument, law, rule, regulation, order, writ, judgment or decree to which the Company is a party or is subject, except for such conflicts and violations which will not, individually or in the aggregate, have a material adverse effect on the business, operations, assets or condition (financial or otherwise) or business of the Company and will not deprive the TCW/Crescent Lenders of any material benefit under this Agreement.

            2D.   VALIDITY OF ISSUANCE. The Warrants to be issued to the
TCW/Crescent Lenders pursuant to this Agreement and the Warrant Shares issued upon exercise of the Warrants will, when issued, be duly and validly issued, fully paid and nonassessable, and free and clear of all liens, claims and encumbrances.

            2E.   CAPITAL STRUCTURE (AUGUST 2000 CLOSING). The authorized and issued capital stock of the Company as of the August 2000 Closing and immediately thereafter is as set forth on the CAPITALIZATION SCHEDULE dated as of the August 2000 Closing Date and attached hereto.


            2F.   CAPITAL STRUCTURE (SUBSEQUENT CLOSINGS). The authorized and issued capital stock of the Company as of any Subsequent Closing and immediately thereafter will be as set forth on the CAPITALIZATION SCHEDULE dated as of such Subsequent Closing Date and provided to the TCW/Crescent Lenders prior to such Subsequent Closing.

      SECTION 3. INVESTMENT REPRESENTATIONS; LEGENDS.

            3A.   INVESTMENT Representations. Each TCW/Crescent Lender hereby represents and warrants to the Company that such TCW/Crescent Lender is acquiring the Warrants, and to the extent any such Warrant has been exercised, the Warrant Shares, for its own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof. Each TCW/Crescent Lender agrees and acknowledges that it will not, directly or indirectly, offer, transfer or sell any Warrant or any Warrant Shares, or solicit any offers to purchase or acquire any Warrant or any Warrant Shares, unless the transfer or sale is (i) pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "SECURITIES ACT") and has been registered under any applicable state securities or "blue sky" laws or (ii) pursuant to an exemption from registration under the Securities Act and all applicable state securities or "blue sky" laws.

            3B.   ADDITIONAL INVESTMENT REPRESENTATIONS. Each TCW/Crescent
Lender hereby represents and warrants to the Company that (i) it has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment hereunder, (ii) it is able to incur a complete loss of such investment, (iii) it is able to bear the economic risk of such investment for an indefinite period of time and (iv) it is an "accredited investor" as that term is defined in Regulation D under the Securities Act.

            3C.   LEGEND. Each TCW/Crescent Lender hereby acknowledges that the
Company will stamp or otherwise imprint each Warrant with a legend in substantially the following form:

            THIS WARRANT AND ANY SHARES OF STOCK OBTAINABLE UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE'S SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION THEREFROM.

            In connection with the transfer of any Warrant or any Warrant Shares (other than a transfer pursuant to a public offering registered under the Securities Act, pursuant to Rule 144 or Rule 144A promulgated under the Securities Act (or any similar rules then in effect) or to an affiliate of the TCW/Crescent Lenders), the TCW/Crescent Lenders shall deliver, upon the reasonable request of the Company, an opinion of counsel, which counsel shall be knowledgeable in securities laws and which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer may be effected without registration under the Securities Act. Upon receipt of an opinion of counsel reasonably satisfactory to the Company to the effect that such legend no longer applies to any particular Warrant and/or Warrant Shares, the Company shall promptly issue a replacement Warrant and/or replacement certificate evidencing such Warrant Shares (as applicable), which does not contain such legend.

      SECTION 4. INSPECTION RIGHTS. The Company shall permit any representatives designated by the TCW/Crescent Lenders (so long as the TCW/Crescent Lenders or any Affiliate of the TCW/Crescent Lenders holds any Warrant Shares), upon reasonable notice and during normal business hours and at such other times as any such holder may reasonably request, to (i) visit and inspect any of the properties of the Company and its subsidiaries, (ii) examine the corporate and financial records of the Company and its subsidiaries and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of the Company and/or any of its subsidiaries with their respective directors, officers, key employees and independent accountants (it being understood that such representatives will keep all non-public information confidential to the full extent permitted by applicable law).

      SECTION 5. MISCELLANEOUS

            5A.   DEFINITIONS. For the purposes of this Agreement, the following terms shall have the following meanings:


            "AFFILIATE," as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly, indirectly or beneficially, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.


            "CONVERTIBLE PREFERRED STOCK" means the Company's Series D Convertible Preferred Stock, par value $.002 per share, the Company's Series E Convertible Preferred Stock, par value $.002 per share, and each series of the Company's Convertible Preferred Stock issued, or from time to time issuable, pursuant to the Preferred Stock Purchase Agreement with substantially the same rights and preferences as the Company's Series E Convertible Preferred Stock, par value $.002 per share (except that the number of shares of the Company's Common Stock into which such securities are convertible shall be determined as set forth in the Preferred Stock Purchase Agreement).

            "AUGUST 2000 WARRANT SHARES" means 3,790.795 shares of the Company's Series E Convertible Preferred Stock, par value $.002 per share, obtained or obtainable upon exercise of the August 2000 Warrants, as such number of shares shall be adjusted from time to time in accordance with SECTION 2 of the August 2000 Warrants.


            "PERSON" means and includes natural persons, corporations, limited partnerships, limited liability companies, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivision thereof.


            "PREFERRED STOCK PURCHASE AGREEMENT" means that certain Amended and Restated Purchase Agreement by and among, the Company, GTCR Fund VII, L.P., a Delaware limited partnership, and the TCW/Crescent Lenders, dated as of the date hereof.


            "SUBSEQUENT WARRANT SHARES" means, with respect to a Subsequent Warrant, the shares issuable upon exercise of such Subsequent Warrant which shares shall be Convertible Preferred Stock of the same series as the Convertible Preferred Stock being issued pursuant to the Preferred Stock Purchase Agreement at such Subsequent Closing.


            "TCW/CRESCENT LENDERS" means, collectively, (i) TCW/Crescent Mezzanine Partners II, L.P., a Delaware limited partnership, (ii) TCW/Crescent Mezzanine Trust II, a Delaware business trust, (iii) TCW Leveraged Income Trust, L.P., a Delaware limited partnership, (iv) TCW Leveraged Income Trust II, L.P., a Delaware limited partnership, and (v) TCW Leveraged Income Trust IV, L.P., a Delaware limited partnership.


            "WARRANT SHARES" means, collectively, the August 2000 Warrant Shares and any Subsequent Warrant Shares then outstanding, issued pursuant to this Agreement.

            5B.   NOTICES. All notices and other communications provided for herein shall be dated and in writing and shall be deemed to have been duly given
(i) when delivered, if delivered personally, sent by registered or certified mail, return receipt requested and postage prepaid, or sent via nationally recognized overnight courier or via facsimile with confirmation of receipt and
(ii) when received if delivered otherwise, to the party to whom it is directed:


      IF TO THE Company:

      Synagro Technologies, Inc.
      1800 Bering Drive, Suite 1000
      Houston, TX 77057
      Attention: Chief Financial Officer
      Telecopier No.: (713) 3691760


      WITH A COPY TO:

      Locke Liddell & Sapp LLP
      3400 Chase Tower
      600 Travis Street
      Houston, TX 77002-3095
      Attention: Michael T. Peters
      Telecopier No.: (713) 223-3717


      IF TO THE TCW/CRESCENT LENDERS:

      TCW/Crescent Mezzanine Partners II, L.P.
      TCW/Crescent Mezzanine Trust II
      TCW Leveraged Income Trust, L.P.
      TCW Leveraged Income Trust II, L.P.
      TCW Leveraged Income Trust IV, L.P.
      c/o TCW/Crescent Mezzanine, L.L.C.
      200 Crescent Court, Suite 1600
      Dallas, Texas 75201
      Attention: Timothy P. Costello
      Telecopier: (214) 740-7382


      WITH A COPY TO:

      GTCR Capital Partners, L.P.
      6100 Sears Tower
      Chicago, IL 60606
      Attention: David A. Donnini
      Telecopier No.: (312) 382-2201


          and


      Kirkland & Ellis
      200 East Randolph Drive
      Chicago, IL 60601
      Attention: Stephen L. Ritchie
      Telecopier No.: (312) 861-2200


         and

      Gardere & Wynne, L.L.P.
      3000 Thanksgiving Tower
      1601 Elm Street
      Dallas, TX 75201
      Attention: Gary B. Clark
      Telecopier No.: (214) 999-4667


or to such other address as any party hereto shall have provided in a written notice to the others.

            5C.   ASSIGNMENT. This Agreement and all the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns; PROVIDED, HOWEVER, that neither this Agreement nor any rights or obligations hereunder shall be assigned by the Company or the TCW/Crescent Lenders without the prior written consent of GTCR Capital Partners, L.P. UNLESS such assignment is by the TCW/Crescent Lenders to their Affiliates or such assignment is in connection with an assignment or transfer of the loans made by the TCW/Crescent Lenders under the Loan Agreement in accordance with the terms thereof.

            5D.   AMENDMENT. This Agreement may be amended only by a written instrument signed by the Company, the holders of a majority of the Warrant Shares and GTCR Capital Partners, L.P.

            5E.   WAIVER. Any party hereto may (a) extend the time for the
performance of any of the obligations or other acts of the other party hereto,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions herein. Any agreement on the part of a party hereto to any such extension or waiver shall only be valid as to such party if set forth in an instrument in writing signed by such party.

            5F.   SEVERABILITY. In the event that any one or more of the
provisions hereof, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired; it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

            5G.   GOVERNING LAW. All questions concerning the construction,
validity and interpretation of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois, without giving effect to any choice of law or other conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

            5H.   COUNTERPARTS. This Agreement may be executed in two or more counterparts (including by means of facsimile), each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

            5I.   DESCRIPTIVE HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of the terms contained herein.

            5J.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All
representations and warranties made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including each Subsequent Closing), regardless of any investigation made by the TCW/Crescent Lenders or on its behalf.

            5K. PURCHASE PRICES FOR AUGUST 2000 WARRANTS. The Company and each TCW/Crescent Lender hereby agree that for purposes of Sections 1271 through 1275 of the Internal Revenue Code of 1986, as amended (or any successor statute), the aggregate original purchase price of the August 2000 Warrants is $3,790,795, which purchase prices will be used by the Company and each TCW/Crescent Lender, as appropriate, for financial reporting and income tax purposes.


            5L.   ENTIRE AGREEMENT. Except as otherwise expressly set forth
herein, this Agreement, the Loan Agreement and the Warrants embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                                   *  *  *  *

            IN WITNESS WHEREOF, the parties hereto have caused this TCW/Crescent Warrant Agreement to be signed by its duly authorized officers as of the date first written above.


                                  SYNAGRO TECHNOLOGIES, INC.

                                  By:   /s/ Ross M. Patten
                                        ---------------------------------------
                                  Name: Ross M. Patten
                                        ---------------------------------------
                                  Its:  Chairman/CEO
                                        ---------------------------------------



                                  TCW/CRESCENT MEZZANINE PARTNERS II, L.P.
                                  TCW/CRESCENT MEZZANINE TRUST II
                                  By:   TCW/Crescent Mezzanine II, L.P.
                                        as general partner or managing owner

                                  By:   TCW/Crescent Mezzanine, L.L.C.,
                                        its general partner


                                  By:   /s/ Timothy P. Costello
                                        ----------------------------------
                                  Name: Timothy P. Costello
                                  Title: Managing Director


                                  TCW LEVERAGED INCOME TRUST, L.P.
                                  By: TCW Advisors (Bermuda), Limited
                                      as general partner


                                  By:   /s/ Darryl L. Schall
                                        ----------------------------------
                                  Name: Darryl L. Schall
                                  Title: Managing Director


                                  TCW Investment Management Company,
                                  as Investment Advisor


                                  By:   /s/ Timothy P. Costello
                                        ----------------------------------
                                  Name: Timothy P. Costello
                                  Title: Managing Director

                                  TCW LEVERAGED INCOME TRUST II, L.P.


                                  By:  TCW (LINC II), L.P.
                                        as general partner


                                  By: TCW Advisors (Bermuda), Ltd.
                                      as general partner


                                  By:   /s/ Darryl L. Schall
                                        ----------------------------------
                                  Name: Darryl L. Schall
                                  Title: Managing Director


                                  TCW Investment Management Company,
                                  as Investment Advisor


                                  By:   /s/ Timothy P. Costello
                                        ----------------------------------
                                  Name: Timothy P. Costello
                                  Title: Managing Director

                                  TCW LEVERAGED INCOME TRUST IV, L.P.


                                  By: TCW Asset Management Company,
                                       as investment advisor


                                  By:   /s/ Darryl L. Schall
                                        ----------------------------------
                                  Name: Darryl L. Schall
                                  Title: Managing Director


                                  By:   /s/ Timothy P. Costello
                                        ----------------------------------
                                  Name: Timothy P. Costello
                                  Title: Managing Director


                                  By:  TCW (LINC IV), L.L.C., as general partner
                                  By:   TCW Asset Management Company,
                                        as its managing member

                                  By:   /s/ Darryl L. Schall
                                        ----------------------------------
                                  Name: Darryl L. Schall
                                  Title: Managing Director


                                  By:   /s/ Timothy P. Costello
                                        ----------------------------------
                                  Name: Timothy P. Costello
                                  Title: Managing Director

                            CAPITALIZATION SCHEDULE

                      SCHEDULE OF TCW/CRESCENT ALLOCATIONS



Tcw/Crescent Lender                                                                        Tcw/Crescent
-------------------                                                                        ------------
                                      Lender Allocations
                                      ------------------
TCW/CRESCENT MEZZANINE PARTNERS II, L.P.                                                     64.391497%

TCW/CRESCENT MEZZANINE TRUST II                                                              15.608503%

TCW LEVERAGED INCOME TRUST, L.P.                                                              6.666667%

TCW LEVERAGED INCOME TRUST II, L.P.                                                           6.666667%

TCW LEVERAGED INCOME TRUST IV, L.P.                                                           6.666667%
